                                  EXHIBIT 23.2

                    [CROWE CHIZEK AND COMPANY LLC LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and in the related prospectus of our report dated March 26, 2004 related to the consolidated financial statements of Brentwood Health Management, LLC and subsidiaries for the year ended December 31, 2003, included in the Amended Current Report on Form 8-K/A filed by Psychiatric Solutions, Inc. on May 12, 2004. We also consent to the reference to us under the heading "Experts" in the prospectus.

                                           /s/ Crowe Chizek and Company, LLC

August 23, 2004
Chicago, Illinois